Exhibit 99.1

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS

2009 SECOND-QUARTER RESULTS

¡	Reported diluted earnings per share of $0.79 versus $0.80 in 2008, including the items detailed on Schedules 4 and 13

•	Excluding currency, reported diluted earnings per share up 22.5%

¡	Adjusted diluted earnings per share of $0.83 versus $0.87 in 2008, including the items detailed on Schedule 12

•	Excluding currency, adjusted diluted earnings per share up 17.2%

¡

Increases its forecast for 2009 full-year reported diluted earnings per share to a range of $3.10 to $3.20, from $2.85 to $3.00, which includes the Colombian Investment and Cooperation Agreement charge of $0.04 per share. Excluding currency, diluted earnings per share are projected to increase by approximately 10%-13%

¡	Declared a regular quarterly dividend of $0.54 during the quarter

¡	Spent a total of $1.4 billion to repurchase 34.7 million shares of its common stock in the quarter

¡

Announced agreements to purchase the South African affiliate of Swedish Match for ZAR 1.75 billion (approximately $222 million) and the Colombian cigarette manufacturer, Productora Tabacalera de Colombia, Protabaco Ltda. for $452 million

NEW YORK, July 23, 2009 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced diluted earnings per share of $0.79 in the second quarter of 2009, down 1.3% from $0.80 in the second quarter of 2008, including the items detailed on the attached Schedules 4 and 13. Excluding currency, reported diluted earnings per share were up 22.5%. Adjusted diluted earnings per share were $0.83, down 4.6% from 2008 adjusted earnings per share of $0.87, including the items detailed on the attached Schedule 12.

“Adverse currency again weighed on our results, but our underlying performance continued to be robust despite the challenging economic environment,” said Louis Camilleri, Chairman and Chief Executive Officer.

“Indeed, on a currency neutral basis, net revenues, operating companies income and adjusted diluted earnings per share were up 8.8%, 14.9% and 17.2%, respectively. While our volume performance principally reflected consumption declines in numerous markets, share performance was strong driven by our focus on innovation. Of particular note was the improvement in our financial performance in the EU Region versus the recent past.”

Conference Call

A conference call, hosted by Hermann Waldemer, Chief Financial Officer, with members of the investment community and news media will be webcast at 9:00 a.m. Eastern Time on July 23, 2009. Access is available at www.pmintl.com.

2009 Full-Year Forecast

PMI increases its forecast for 2009 full-year reported diluted earnings per share to a range of $3.10 to $3.20, from $2.85 to $3.00, which includes, at current exchange rates, an unfavorable currency impact of $0.55 per share compared to $0.80 per share in the February 2009 forecast. Excluding currency, diluted earnings per share are projected to increase by approximately 10%-13%. This guidance includes a pre-tax charge of $135 million ($93 million after-tax), equivalent to $0.04 per share, relating to the Colombian Investment and Cooperation Agreement announced during the quarter, and excludes the impact of any potential future acquisitions, asset impairment and exit cost charges, and any unusual events.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

Dividends and Share Repurchase Program

PMI declared a regular quarterly dividend of $0.54 during the second quarter of 2009, which represents an annualized rate of $2.16 per common share.

During the second quarter, PMI spent $1.4 billion to repurchase 34.7 million shares of its common stock. Since May 2008, when PMI began its previously-announced $13 billion, two-year share repurchase program, the company has spent a total of $8.1 billion to repurchase 178.1 million shares.

Acquisitions and Agreements

On July 2, 2009, PMI announced it had entered into an agreement to acquire Swedish Match South Africa (Proprietary) Limited (SMSA) for ZAR 1.75 billion (approximately $222 million). The transaction is subject to South African regulatory approval and is expected to be completed by the end of the year. It is anticipated that the acquisition will be immediately marginally accretive to PMI’s earnings per share.

On July 10, 2009, PMI announced an agreement to purchase the Colombian cigarette manufacturer, Productora Tabacalera de Colombia, Protabaco Ltda. (Protabaco) for $452 million. The transaction is subject to competition authority approval and final confirmatory due diligence and is expected to close within six months of the announcement. The acquisition is projected to be immediately marginally accretive to PMI’s earnings per share.

2009 SECOND-QUARTER CONSOLIDATED RESULTS

Management reviews operating companies income (OCI), which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and to allocate resources. In the following discussion, the term “net revenues” refers to net revenues, excluding excise taxes, unless otherwise stated. Management also reviews OCI, operating margins and EPS on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions or asset impairment and exit charges), EBITDA and net debt. Management believes it is appropriate to disclose these measures to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release. Reconciliations of adjusted measures to corresponding GAAP measures are also provided in this release. References to total international cigarette market, total cigarette market, total market and market shares are PMI estimates based on a number of sources. Comparisons are to the same prior-year period unless otherwise stated.

NET REVENUES

PMI Net Revenues* ($ Millions)
		Second Quarter

	2009	2008	Change	Excl. Currency

European Union	$2,280	$2,644	(13.8)%	3.4%
Eastern Europe, Middle East & Africa	1,640	1,933	(15.2)%	8.7%
Asia	1,573	1,604	(1.9)%	6.7%
Latin America & Canada	641	528	21.4%	42.8%

Total PMI	$6,134	$6,709	(8.6)%	8.8%

*	Net revenues, excluding excise taxes.

Net revenues of $6.1 billion, were down 8.6% due to unfavorable currency of $1.2 billion. Excluding currency, net revenues increased by 8.8%, primarily driven by favorable pricing of $549 million across all business segments, and the favorable impact of the 2008 Rothmans Inc., Canada acquisition, partly offset by unfavorable volume/mix in the EU and EEMA Regions. Excluding currency and acquisitions, net revenues increased by 6.1%.

OPERATING COMPANIES INCOME

PMI Operating Companies Income ($ Millions)
		Second Quarter

	2009	2008	Change	Excl. Currency

European Union	$1,163	$1,287	(9.6)%	9.1%
Eastern Europe, Middle East & Africa	635	813	(21.9)%	10.9%
Asia	619	523	18.4%	17.6%
Latin America & Canada	71	23	+100.0%	+100.0%

Total PMI	$2,488	$2,646	(6.0)%	14.9%

Reported operating companies income declined 6.0% to $2.5 billion, due to unfavorable currency of $551 million, and operating income declined 6.9% to $2.4 billion. Excluding currency and the favorable impact of the Rothmans Inc., Canada acquisition and the acquisition of the Interval and Petterøes trademarks in 2008, operating companies income was up 11.5%, driven by higher pricing, partly offset by slightly unfavorable volume/mix.

Operating companies income declined 6.9%, including the impact of the adjustments shown in the table below and detailed on Schedule 3.

Excluding the unfavorable impact of currency, adjusted operating companies income margin was up 1.5 percentage points to 43.5% as detailed on Schedule 11.

PMI Operating Companies Income ($ Millions)
	Second Quarter

	2009	2008	Change

Reported Operating Companies Income	$2,488	$2,646	(6.0)%
Adjustments	136	172
Adjusted Operating Companies Income	$2,624	$2,818	(6.9)%
Adjusted OCI Margin*	42.8%	42.0%	0.8 pp

*Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume by Segment (Million Units)

	Second Quarter

	2009	2008	Change

European Union	62,900	64,817	(3.0)%
Eastern Europe, Middle East & Africa	76,650	78,300	(2.1)%
Asia	57,979	56,843	2.0%
Latin America & Canada	25,636	23,209	10.5%

Total PMI	223,165	223,169	0.0%

PMI’s cigarette shipment volume of 223.2 billion units was unchanged, with gains in Asia, driven by Indonesia, Korea and Pakistan, and Latin America & Canada, offset by declines primarily in the EU, particularly in Italy, Poland and Spain, and EEMA, mainly in Romania, Ukraine and PMI Duty Free. On an organic basis, which excludes acquisitions, PMI’s cigarette shipment volume was down 1.1%.

Despite strong growth in Asia, total cigarette shipments of Marlboro of 78.3 billion units were down 1.1%, primarily due to market declines in the EU and EEMA, a reduction in PMI Duty Free volume, reflecting the unfavorable impact of the global economy on travel, and a softening of the premium segment in Russia and Ukraine. Total cigarette shipments of L&M of 23.2 billion units were down 6.3%, with growth in the EU offset by a decline in the other regions. Driven by a decrease in shipments in EEMA, total cigarette shipments of Chesterfield declined 9.4%. Total cigarette shipments of Parliament recorded growth, up 1.3%, driven by gains in EEMA. Total cigarette shipments of Virginia Slims declined 7.5%. Total cigarette shipments of Lark increased by 20.5%, driven by growth in EEMA and Asia.

Total shipment volume of other tobacco products (OTP), in cigarette equivalent units, grew 21.6%, primarily fueled by strong growth in France and the Nordics. Excluding acquisitions, shipment volume of OTP was down 12.2%, primarily due to lower cigarillo volume in Germany where the entire segment has declined. Total shipment volume for cigarettes and OTP was up 0.3%, and down 1.3% excluding acquisitions.

PMI’s market share performance improved in a number of markets, including Algeria, Argentina, Australia, Austria, Belgium, Brazil, Bulgaria, Canada, Colombia, the Dominican Republic, Egypt, France, Germany, Greece, Hungary, Japan, Korea, Mexico, the Netherlands, the Philippines, Portugal, Romania, Russia, Spain, Turkey, Ukraine and the United Kingdom.

EUROPEAN UNION (EU)

2009 Second-Quarter Results

In the EU, net revenues declined by 13.8% to $2.3 billion, mainly due to unfavorable currency of $453 million. Excluding the impact of currency and acquisitions, net revenues increased by 2.5%, primarily reflecting higher pricing of $144 million across most markets, including a favorable comparison with 2008 in the Czech Republic and Poland, which more than offset an unfavorable volume/mix of $77 million, largely driven by overall total market declines.

Operating companies income declined by 9.6% to $1.2 billion, primarily due to unfavorable currency of $241 million. Excluding the impact of currency and acquisitions, operating companies income grew 7.8%, primarily reflecting favorable pricing that offset unfavorable volume/mix and increased expenditures in support of Marlboro portfolio initiatives.

Operating companies income declined 12.8% when adjusted for the impact of the items shown in the table below.

Excluding the unfavorable impact of currency, adjusted operating companies income margin was up 0.9 percentage points to 51.4% as detailed on Schedule 11.

EU Operating Companies Income ($ Millions)

	Second Quarter
	2009	2008	Change
Reported Operating Companies Income	$1,163	$1,287	(9.6)%
Asset impairment and exit costs	1	48
Adjusted Operating Companies Income	$1,164	$1,335	(12.8)%
Adjusted OCI Margin*	51.1%	50.5%	0.6 pp

*Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

The total cigarette market in the EU declined by 2.6%. Adjusted for the favorable impact of the trade inventory distortion in the Czech Republic in anticipation of the January 2008 excise tax increase, the total cigarette market declined by 4.0%. The decline primarily reflects the impact of tax-driven price increases in Poland, trade inventory movements ahead of price increases in June 2008 and the impact of price increases in the first quarter of 2009 in Italy, and worsening economic conditions in Spain.

PMI’s cigarette shipment volume in the EU declined by 3.0%, primarily reflecting a lower total market as described above, particularly in Italy, Poland and Spain.

PMI’s market share in the EU was essentially flat at 39.3% as market share gains, primarily in Austria, Germany, Greece, the Netherlands, the Nordics, Portugal and the U.K., were offset by share declines in Italy, Poland and Switzerland. Marlboro’s share in the EU was essentially unchanged, aided by the roll-out of a number of initiatives, including Marlboro Gold Original in France, Italy, Norway, Sweden and Switzerland, Marlboro Gold Touch in Austria, Italy and Greece, Marlboro Flavor Plus in Belgium, and Marlboro Intense in Finland.

In the Czech Republic, the total cigarette market was up 39.5%, reflecting 2007 trade inventory movements, in anticipation of the January 2008 excise tax increase, which were not repeated prior to the first quarter of 2009. Adjusted for this distortion, the total market is estimated to have declined 9.2%, due to tax-driven price increases in the third quarter of 2008. PMI’s market share increased by 1.9 points to 51.3% and shipments were up 5.8%.

In France, the total cigarette market was up 3.6%. PMI’s shipments were up 6.6% and market share increased slightly by 0.1 point to 41.0%, reflecting higher shares for the Philip Morris brand and L&M, partially offset by Marlboro, down 0.7 points to 26.9%, but in line with its share in the first quarter of 2009 and fourth quarter of 2008.

In Germany, the total cigarette market was essentially flat. PMI’s shipments were up 2.2% and market share increased 0.8 points to 38.8%, mainly reflecting higher share for L&M and trade inventory movements, offset by lower Marlboro share, down 0.3 share points to 24.8%.

In Italy, the total cigarette market was down 3.7%, reflecting trade inventory movements ahead of price increases in June 2008 and the impact of price increases in the first quarter of 2009. PMI’s shipments declined 3.1%, partially offset by favorable distributor inventory movements, and market share declined 0.3 share points to 54.3%. Marlboro’s share was essentially stable at 22.7%.

In Poland, the total cigarette market was down 11.7%, primarily reflecting the impact of the 2008 EU tax harmonization-driven price increases. PMI’s shipments were down 16.6% and market share declined 2.1 points to 36.5%, primarily reflecting the share loss incurred by PMI’s mid and low-price brands due to intense price competition. Marlboro’s share was up 0.6 points to 9.5% and up 1.5 points versus the first-quarter 2009.

In Spain, the total cigarette market was down by 6.2%, primarily due to the worsening economic environment and consumer down-trading to roll-your-own products. PMI’s shipments were down 6.9%, reflecting the lower total market and the impact of unfavorable distributor inventory movements. PMI’s market share was up 0.2 points to 31.8%, mainly reflecting higher share for L&M and Chesterfield, up 0.7 and 0.2 share points, respectively, offset by lower Marlboro share, down 0.7 points to 15.4%.

EASTERN EUROPE, MIDDLE EAST & AFRICA (EEMA)

2009 Second-Quarter Results

In EEMA, net revenues decreased by 15.2% to $1.6 billion, due to unfavorable currency of $461 million. Excluding the impact of currency and acquisitions, net revenues grew 8.5%, driven by favorable pricing of $215 million, primarily in Russia and Ukraine, which more than offset unfavorable volume/mix of $50 million.

Operating companies income decreased 21.9% to $635 million, due to unfavorable currency of $267 million. Excluding the impact of currency and acquisitions, operating companies income was up a robust 10.7%, driven by strong growth in profitability in Russia, Turkey and Ukraine, mainly due to higher pricing.

Excluding the impact of unfavorable currency, adjusted operating companies income margin was up 0.8 percentage points to 42.9% as detailed on Schedule 11.

EEMA Operating Companies Income ($ Millions)

	Second Quarter

	2009	2008	Change

Reported Operating Companies Income	$635	$813	(21.9)%
Asset impairment and exit costs	0	0
Adjusted Operating Companies Income	$635	$813	(21.9)%
Adjusted OCI Margin*	38.7%	42.1%	(3.4) pp

*Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

PMI’s cigarette shipment volume decreased 2.1%, principally due to: Ukraine, which suffered from the unfavorable impact of a series of tax-driven price increases, the largest of which was implemented in May of this year; Romania, reflecting a total cigarette market decline and unfavorable trade inventory movements following tax-driven price increases in April 2009; and PMI Duty Free, reflecting the continuing impact of the global economic crisis on travel. This decline was partially offset by increased cigarette shipment volume in Egypt and Turkey.

In Russia, PMI’s shipment volume decreased 1.3%. Shipment volume of PMI’s premium portfolio was down 12.3%, primarily due to declines in Marlboro and Parliament of 19.1% and 4.3%, respectively, reflecting down-trading from the premium segment. In the mid-price segment, shipment volume of Chesterfield was down by 15.7%, partially offset by Muratti, up 9.4%. In the low-price segment, shipment volume of Bond Street and Optima was up by 34.5% and 23.0%, respectively. According to a new retail audit panel implemented with AC Nielsen this year, which more accurately reflects the coverage of the market, PMI’s market share of 25.2% was up 0.5 points. Parliament, in the super-premium segment, was up 0.1 share point and Marlboro, in the premium segment, was essentially flat.

In Turkey, PMI’s shipment volume was up 14.4%, partly driven by trade inventory movements ahead of price increases in early July 2009, fueled by growth of Marlboro and

Parliament, as well as the success of Lark Recess Blue. Total PMI market share of 42.8% grew 1.7 points, driven by the strong performance of Parliament, up 1.2 share points, and Lark Recess Blue, launched in the fourth-quarter of 2008, with a share of 3.2%.

In Ukraine, although PMI’s shipment volume declined 14.1%, reflecting the impact of tax-driven increases and a worsening economy, market share rose 1.0 share point to 36.2%, driven by share gains of 0.6 points for both premium Parliament and mid-price Chesterfield.

ASIA

2009 Second-Quarter Results

In Asia, net revenues decreased by 1.9% to $1.6 billion, due to unfavorable currency of $139 million. Excluding the impact of currency, net revenues grew 6.7%, driven by favorable pricing of $118 million, which more than offset unfavorable volume/mix of $10 million.

Operating companies income grew 18.4% to reach $619 million, primarily fueled by higher pricing. Excluding the impact of favorable currency, driven by the Japanese Yen, operating companies income grew 17.6%.

Excluding the impact of favorable currency, adjusted operating companies income margin was up 3.3 percentage points to 35.9% as detailed on Schedule 11.

Asia Operating Companies Income ($ Millions)

	Second Quarter

	2009	2008	Change

Reported Operating Companies Income	$619	$523	18.4%
Asset impairment and exit costs	0	0
Adjusted Operating Companies Income	$619	$523	18.4%
Adjusted OCI Margin*	39.4%	32.6%	6.8 pp

*Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

PMI’s cigarette shipment volume increased by 2.0%, mainly due to gains in Indonesia, Korea and Pakistan, the latter resulting from cigarette excise tax-driven trade inventory movements. Shipment volume of Marlboro grew by 4.1%, reflecting a strong performance across the region, particularly in Indonesia, Korea and the Philippines.

In Indonesia, PMI’s shipment volume rose by 1.3%, reflecting growth from Marlboro, up 5.4%, helped by the launch of Marlboro Black Menthol in March, and A Mild. Bolstered by the continuing strong performance of A Volution, the first super slims kretek in the Indonesian cigarette market, the A Mild brand family has established itself as Indonesia’s leading cigarette brand franchise in terms of market share with shipment volume up by 14.8%.

In Japan, the total cigarette market declined by 7.4%. Adjusting for various factors, including the impact of the nationwide implementation of vending machine age verification in July 2008 and trade inventory movements, the total market is estimated to have declined by approximately 3.9%. PMI’s shipments were down by 2.6%, primarily due to the total market decline and the impact of the vending machine age verification mentioned above, partially offset by favorable trade inventory movements at the start of 2009 linked to a sourcing strategy change from the U.S. to Europe. PMI’s market share of 24.0% was up 0.1 point and share of Marlboro increased by 0.8 points to 10.6%, driven by the August 2008 launch of Marlboro Black Menthol, the November 2008 launch of Marlboro Filter Plus One and the June 2009 launch of Marlboro Black Menthol One. Lark was down 0.3 share points to 6.4%, partially offset by the March 2009 national roll-out of Lark Classic Milds, and the introduction of Lark Mint Splash in test markets in northern and southern Japan.

In Korea, the total cigarette market was up by 2.8%. PMI’s shipment volume surged 17.9%, driven by market share increases. PMI’s market share reached 13.7%, up 1.9 points, driven by strong performances from Marlboro, up 0.8 share points, Parliament, up 0.7 share points, and Virginia Slims, up 0.2 share points.

LATIN AMERICA & CANADA

2009 Second-Quarter Results

In Latin America & Canada, net revenues increased by 21.4% to reach $641 million, despite unfavorable currency of $113 million, primarily driven by the 2008 Rothmans Inc., Canada acquisition and higher pricing of $72 million, which more than offset unfavorable volume/mix of $4 million. Excluding the impact of currency and the Canadian acquisition, net revenues increased by 12.9%.

Operating companies income increased by over 100% to $71 million, driven by the favorable impact of the Canadian acquisition of $70 million, partially offset by unfavorable currency of $47 million.

Operating companies income increased 40.1%, including the impact of the adjustments shown in the table below and detailed on Schedule 3.

Excluding the impact of unfavorable currency, adjusted operating companies income margin was up 5.8 percentage points to 33.6% as detailed on Schedule 11.

Latin America & Canada Operating Companies Income ($ Millions)

	Second Quarter

	2009	2008	Change

Reported Operating Companies Income	$71	$23	+100.0%
Adjustments	135	124
Adjusted Operating Companies Income	$206	$147	40.1%
Adjusted OCI Margin*	32.1%	27.8%	4.3 pp

*Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

Cigarette shipment volume of 25.6 billion units increased by 10.5%, reflecting the Canadian acquisition. Excluding acquisition volume, shipments decreased by 0.2%.

In Argentina, PMI’s cigarette shipment volume increased 3.6% and market share increased 2.8 points to 73.0%, fueled by the Philip Morris brand, up 3.3 share points. Marlboro’s share was up 0.3 share points.

In Canada, the total cigarette market was down 0.7%, primarily reflecting the impact of price increases, particularly in the low-price segment. Although, on a pro forma basis, PMI’s cigarette shipment volume was essentially flat, market share grew 0.3 points to 33.4%, led by premium price Belmont, up 0.3 points, and low-price Accord and Quebec Classiques, up 1.0 and 0.9 share points, respectively, partially offset by mid-price Number 7, down 1.2 share points.

In Mexico, the total cigarette market was down 4.2%, primarily reflecting the impact of tax-driven price increases in January and December 2008. Although PMI’s cigarette shipment volume declined 1.7%, market share increased 1.8 points to 69.0%, fueled by Delicados, up 1.5 points, and by Benson & Hedges, up 0.5 points.

Philip Morris International Inc. Profile

Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world’s top 15 brands, including Marlboro, the number one cigarette brand worldwide. PMI has more than 75,000 employees and its products are sold in approximately 160 countries. In 2008, the company held an estimated 15.6% share of the total international cigarette market outside of the U.S. For more information, see www.pmintl.com.

Trademarks and service marks mentioned in this release are the property of, or licensed by, the subsidiaries of Philip Morris International Inc.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

Philip Morris International Inc. and its tobacco subsidiaries (PMI) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; increases in raw material costs; the effects of foreign economies and local economic and market conditions; unfavorable currency movements and changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

PMI is also subject to legislation and governmental regulation, including actual and potential excise tax increases; discriminatory excise tax structures; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and governmental investigations.

PMI is subject to litigation, including risks associated with adverse jury and judicial determinations, and courts reaching conclusions at variance with the company’s understanding of applicable law.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-K for the year ended December 31, 2008 and the Form 10-Q for the quarter ended March 31, 2009. PMI cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make, except in the normal course of its public disclosure obligations.

Contact:	Investor Relations

New York: +1 (917) 663 2233

Lausanne: +41 (0)58 242 4666

Schedule 1

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended June 30,

(in millions, except per share data)

(Unaudited)

	2009	2008	% Change

Net revenues	$ 15,213	$ 16,703	(8.9) %
Cost of sales	2,185	2,462	(11.3) %
Excise taxes on products (1)	9,079	9,994	(9.2) %

Gross profit	3,949	4,247	(7.0) %
Marketing, administration and research costs	1,460	1,553
Asset impairment and exit costs	1	48

Operating companies income	2,488	2,646	(6.0) %
Amortization of intangibles	21	7
General corporate expenses	38	31

Operating income	2,429	2,608	(6.9) %
Interest expense, net	193	61

Earnings before income taxes	2,236	2,547	(12.2) %
Provision for income taxes	639	790	(19.1) %

Net earnings	1,597	1,757	(9.1) %
Net earnings attributable to noncontrolling interests	51	65

Net earnings attributable to PMI	$ 1,546	$ 1,692	(8.6) %

Per share data:(2)

Basic earnings per share	$ 0.79	$ 0.81	(2.5) %

Diluted earnings per share	$ 0.79	$ 0.80	(1.3) %

(1)    The segment detail of excise taxes on products sold for the quarters ended June 30, 2009 and 2008 is shown on Schedule 2.

(2)    Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended June 30, 2009 and 2008 are shown on Schedule 4, Footnote 1.

Schedule 2

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended June 30,

(in millions)

(Unaudited)

		Net Revenues Excluding Excise Taxes

		European Union	EEMA	Asia	Latin America & Canada	Total

2009	Net Revenues (1)	$7,155	$3,400	$2,947	$1,711	$15,213
	Excise Taxes on Products	(4,875)	(1,760)	(1,374)	(1,070)	(9,079)

	Net Revenues excluding Excise Taxes	2,280	1,640	1,573	641	6,134

2008	Net Revenues	$8,279	$3,802	$3,170	$1,452	$16,703
	Excise Taxes on Products	(5,635)	(1,869)	(1,566)	(924)	(9,994)

	Net Revenues excluding Excise Taxes	2,644	1,933	1,604	528	6,709

Variance	Currency	(453)	(461)	(139)	(113)	(1,166)
	Acquisitions	22	3	-	158	183
	Operations	67	165	108	68	408

	Variance Total	(364)	(293)	(31)	113	(575)
	Variance Total (%)	(13.8)%	(15.2)%	(1.9)%	21.4%	(8.6)%

	Variance excluding Currency	89	168	108	226	591
	Variance excluding Currency (%)	3.4%	8.7%	6.7%	42.8%	8.8%

	Variance excluding Currency & Acquisitions	67	165	108	68	408
	Variance excluding Currency & Acquisitions (%)	2.5%	8.5%	6.7%	12.9%	6.1%

(1) 2009 Currency decreased net revenues as follows:
	European Union	$(1,516)
	EEMA	(1,002)
	Asia	(475)
	Latin America & Canada	(316)

		$(3,309)

Schedule 3

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended June 30,

(in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total

2009	$1,163	$635	$619	$71	$2,488

2008	1,287	813	523	23	2,646

% Change	(9.6)%	(21.9)%	18.4%	100+%	(6.0)%

Reconciliation:

For the quarter ended June 30, 2008	$1,287	$813	$523	$23	$2,646

Colombian investment and cooperation agreement charge - 2009	-	-	-	(135)	(135)

Asset impairment and exit costs - 2009	(1)	-	-	-	(1)

Asset impairment and exit costs - 2008	48	-	-	-	48

Equity loss from RBH legal settlement - 2008	-	-	-	124	124

Acquired businesses	16	2	-	70	88

Currency	(241)	(267)	4	(47)	(551)

Operations	54	87	92	36	269

For the quarter ended June 30, 2009	$1,163	$635	$619	$71	$2,488

Schedule 4

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Quarters Ended June 30,

($ in millions, except per share data)

(Unaudited)

	Net Earnings

	Attributable to	Diluted

	PMI	E.P.S.

2009 Net Earnings Attributable to PMI	$1,546	$0.79	(1)

2008 Net Earnings Attributable to PMI	$1,692	$0.80	(1)

% Change	(8.6)%	(1.3)%

Reconciliation:

2008 Net Earnings Attributable to PMI	$1,692	$0.80	(1)

Special Items:

2009 Colombian investment and cooperation agreement charge	(93)	(0.04)

2009 Asset impairment and exit costs	-	-

2008 Asset impairment and exit costs	27	0.01

2008 Equity loss from RBH legal settlement	124	0.06

Currency	(406)	(0.19)

Interest	(99)	(0.04)

Change in tax rate	31	0.01

Impact of lower shares outstanding and share-based payments		0.05

Operations	270	0.13

2009 Net Earnings Attributable to PMI	$1,546	$0.79	(1)

(1) Effective January 1, 2009, PMI adopted FASB Staff Position No. EITF 03-6-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”
Basic and diluted EPS were calculated using the following (in millions):

	Q2 2009	Q2 2008

Net earnings attributable to PMI	$1,546	$1,692

Less distributed and undistributed earnings attributable to share-based payment awards	(6)	(4)

Net earnings for basic and diluted EPS	$1,540	$1,688

Weighted average shares for basic EPS	1,955	2,095

Plus incremental shares from assumed conversions:

Stock Options	6	11

Weighted average shares for diluted EPS	1,961	2,106

Schedule 5

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Six Months Ended June 30,

(in millions, except per share data)

(Unaudited)

	2009	2008(1)	% Change

Net revenues	$28,499	$31,057	(8.2	) %
Cost of sales	4,156	4,643	(10.5	) %
Excise taxes on products (2)	16,768	18,427	(9.0	) %

Gross profit	7,575	7,987	(5.2	) %
Marketing, administration and research costs	2,716	2,724
Asset impairment and exit costs	2	71

Operating companies income	4,857	5,192	(6.5	) %
Amortization of intangibles	36	16
General corporate expenses	72	44

Operating income	4,749	5,132	(7.5	) %
Interest expense, net	351	136

Earnings before income taxes	4,398	4,996	(12.0	) %
Provision for income taxes	1,284	1,515	(15.2	) %

Net earnings	3,114	3,481	(10.5	) %
Net earnings attributable to noncontrolling interests	92	116

Net earnings attributable to PMI	$3,022	$3,365	(10.2	) %

Per share data:(3)
Basic earnings per share	$1.53	$1.60	(4.4	) %

Diluted earnings per share	$1.52	$1.59	(4.4	) %

(1)   As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2)   The segment detail of excise taxes on products sold for the six months ended June 30, 2009 and 2008 is shown on Schedule 6.

(3)   Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the six months ended June 30, 2009 and 2008 are shown on Schedule 8, Footnote 2.

Schedule 6

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Six Months Ended June 30,

(in millions)

(Unaudited)

		Net Revenues Excluding Excise Taxes

		European Union	EEMA	Asia	Latin America & Canada	Total

2009	Net Revenues (2)	$13,205	$6,231	$5,804	$3,259	$28,499
	Excise Taxes on Products	(8,938)	(3,139)	(2,641)	(2,050)	(16,768)

	Net Revenues excluding Excise Taxes	4,267	3,092	3,163	1,209	11,731

2008 (1)	Net Revenues	$14,976	$7,085	$6,146	$2,850	$31,057
	Excise Taxes on Products	(10,086)	(3,490)	(3,039)	(1,812)	(18,427)

	Net Revenues excluding Excise Taxes	4,890	3,595	3,107	1,038	12,630

Variance	Currency	(704)	(773)	(188)	(198)	(1,863)
	Acquisitions	38	3	-	282	323
	Operations	43	267	244	87	641

	Variance Total	(623)	(503)	56	171	(899)
	Variance Total (%)	(12.7)%	(14.0)%	1.8%	16.5%	(7.1)%

	Variance excluding Currency	81	270	244	369	964
	Variance excluding Currency (%)	1.7%	7.5%	7.9%	35.5%	7.6%

	Variance excluding Currency & Acquisitions	43	267	244	87	641
	Variance excluding Currency & Acquisitions (%)	0.9%	7.4%	7.9%	8.4%	5.1%

(1)  As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2) 2009 Currency decreased net revenues as follows:
	European Union	$(2,303)
	EEMA	(1,716)
	Asia	(842)
	Latin America & Canada	(556)

		$(5,417)

Schedule 7

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Six Months Ended June 30,

(in millions)

(Unaudited)

	Operating Companies Income

	European Union	EEMA	Asia	Latin America & Canada	Total

2009	$2,130	$1,221	$1,280	$226	$4,857
2008(1)	2,454	1,493	1,073	172	5,192
% Change	(13.2)%	(18.2)%	19.3%	31.4%	(6.5)%

Reconciliation:
For the quarter ended June 30, 2008(1)	$2,454	$1,493	$1,073	$172	$5,192

Colombian investment and cooperation agreement charge - 2009	-	-	-	(135)	(135)
Asset impairment and exit costs - 2009	(2)	-	-	-	(2)
Asset impairment and exit costs - 2008	56	1	14	-	71
Equity loss from RBH legal settlement - 2008	-	-	-	124	124

Acquired businesses	27	2	-	125	154
Currency	(425)	(468)	23	(82)	(952)
Operations	20	193	170	22	405

For the quarter ended June 30, 2009	$2,130	$1,221	$1,280	$226	$4,857

(1)   As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

Schedule 8

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Six Months Ended June 30,

($ in millions, except per share data)

(Unaudited)

	Net Earnings
	Attributable to		Diluted
	PMI		E.P.S.

2009 Net Earnings Attributable to PMI	$3,022		$1.52	(2)

2008 Net Earnings Attributable to PMI	$3,365	(1)	$1.59	(2)

% Change	(10.2)%		(4.4)%

Reconciliation:

2008 Net Earnings Attributable to PMI	$3,365	(1)	$1.59	(2)

Special Items:

2009 Colombian investment and cooperation agreement charge	(93)		(0.04)

2009 Asset impairment and exit costs	(1)		-

2008 Asset impairment and exit costs	46		0.02

2008 Equity loss from RBH legal settlement	124		0.06

Currency	(730)		(0.35)

Interest	(157)		(0.07)

Change in tax rate	22		0.01

Impact of lower shares outstanding and share-based payments			0.09

Operations	446		0.21

2009 Net Earnings Attributable to PMI	$3,022		$1.52	(2)

(1) As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2) Effective January 1, 2009, PMI adopted FASB Staff Position No. EITF 03-6-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”
Basic and diluted EPS were calculated using the following (in millions):
	2009		2008
Net earnings attributable to PMI	$3,022		$3,365

Less distributed and undistributed earnings attributable to share-based payment awards	(11)		(6)

Net earnings for basic and diluted EPS	$3,011		$3,359

Weighted average shares for basic EPS	1,974		2,101

Plus incremental shares from assumed conversions:

Stock Options	6		6

Weighted average shares for diluted EPS	1,980		2,107

Schedule 9

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Balance Sheets

(in millions, except ratios)

(Unaudited)

	June 30, 2009		December 31, 2008
Assets

Cash and cash equivalents	$2,602		$1,531

All other current assets	12,129		13,408

Property, plant and equipment, net	6,121		6,348

Goodwill	8,414		8,015

Other intangible assets, net	3,321		3,084

Other assets	540		586

Total assets	$33,127		$32,972

Liabilities and Stockholders’ Equity

Short-term borrowings	$399		$375

Current portion of long-term debt	195		209

All other current liabilities	9,072		9,560

Long-term debt	13,480		11,377

Deferred income taxes	1,449		1,401

Other long-term liabilities	1,845		2,146

Total liabilities	26,440		25,068

Total PMI stockholders’ equity	6,377		7,500

Noncontrolling interests	310		404

Total stockholders’ equity	6,687		7,904

Total liabilities and stockholders’ equity	$33,127		$32,972

Total debt	$14,074		$11,961

Total debt to EBITDA	1.32	(1)	1.08	(1)

Net debt to EBITDA	1.07	(1)	0.94	(1)

(1) For the calculation of Total Debt to EBITDA and Net Debt to EBITDA ratios, refer to Schedule 18.

Schedule 10

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Quarters Ended June 30,

(in millions)

(Unaudited)

2009								2008			% Change on Reported Net Revenues excluding Excise Taxes

Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$ 7,155	$(4,875)	$2,280	$(453)	$2,733	$22	$2,711	European Union	$8,279	$(5,635)	$2,644	(13.8)%	3.4%	2.5%

3,400	(1,760)	1,640	(461)	2,101	3	2,098	EEMA	3,802	(1,869)	1,933	(15.2)%	8.7%	8.5%

2,947	(1,374)	1,573	(139)	1,712	-	1,712	Asia	3,170	(1,566)	1,604	(1.9)%	6.7%	6.7%

1,711	(1,070)	641	(113)	754	158	596	Latin America & Canada	1,452	(924)	528	21.4%	42.8%	12.9%

$15,213	$(9,079)	$6,134	$(1,166)	$7,300	$183	$7,117	PMI Total	$16,703	$(9,994)	$6,709	(8.6)%	8.8%	6.1%

2009								2008			% Change on Reported Operating Companies Income

Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$1,163			$(241)	$1,404	$16	$1,388	European Union			$1,287	(9.6)%	9.1%	7.8%

635			(267)	902	2	900	EEMA			813	(21.9)%	10.9%	10.7%

619			4	615	-	615	Asia			523	18.4%	17.6%	17.6%

71			(47)	118	70	48	Latin America & Canada			23	100+%	100+%	100+%

$2,488			$(551)	$3,039	$88	$2,951	PMI Total			$2,646	(6.0)%	14.9%	11.5%

Schedule 11

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin Excluding Currency

For the Quarters Ended June 30,

(in millions)

(Unaudited)

2009									2008			% Change on Adjusted Operating Companies Income

Reported Operating Companies Income	Less Asset Impairment/ Exit Costs and Other		Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment/ Exit Costs and Other	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency		Adjusted excluding Currency & Acquisitions

$1,163	$(1)		$1,164	$(241)	$1,405	$16	$1,389	European Union	$1,287	$(48)	$1,335	(12.8)%	5.2%		4.0%
635	-		635	(267)	902	2	900	EEMA	813	-	813	(21.9)%	10.9%		10.7%
619	-		619	4	615	-	615	Asia	523	-	523	18.4%	17.6%		17.6%
71	(135)	(1)	206	(47)	253	70	183	Latin America & Canada	23	(124)(2)	147	40.1%	72.1%		24.5%

$2,488	$(136)		$2,624	$(551)	$3,175	$88	$3,087	PMI Total	$2,646	$(172)	$2,818	(6.9)%	12.7%		9.5%

					2009				2008			% Points Change
					Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(3)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(3)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency

					$1,405	$2,733	51.4%	European Union	$1,335	$2,644	50.5%		0.9	pp
					902	2,101	42.9%	EEMA	813	1,933	42.1%		0.8	pp
					615	1,712	35.9%	Asia	523	1,604	32.6%		3.3	pp
					253	754	33.6%	Latin America & Canada	147	528	27.8%		5.8	pp

					$3,175	$7,300	43.5%	PMI Total	$2,818	$6,709	42.0%		1.5	pp

(1) Represents 2009 Colombian investment and cooperation agreement charge.

(2) Represents 2008 equity loss from RBH legal settlement.

(3) For the calculation of net revenues excluding excise taxes and currency, refer to Schedule 10.

Schedule 12

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, Excluding Currency

For the Quarters Ended June 30,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$ 0.79	$ 0.80	(1.3)%

Adjustments:
Colombian investment and cooperation agreement charge	0.04	-
Asset impairment and exit costs	-	0.01
Equity loss from RBH legal settlement	-	0.06

Adjusted Diluted EPS	$ 0.83	$ 0.87	(4.6)%

Add:
Currency Impact	0.19

Adjusted Diluted EPS, Excluding Currency	$ 1.02	$ 0.87	17.2%

Schedule 13

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, Excluding Currency

For the Quarters Ended June 30,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$0.79	$0.80	(1.3)%

Add:
Currency Impact	0.19

Reported Diluted EPS, Excluding Currency	$0.98	$0.80	22.5%

Schedule 14

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Six Months Ended June 30,

(in millions)

(Unaudited)

2009								2008 (1)			% Change on Reported Net Revenues excluding Excise Taxes

Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$13,205	$(8,938)	$4,267	$(704)	$4,971	$38	$4,933	European Union	$14,976	$(10,086)	$4,890	(12.7)%	1.7%	0.9%

6,231	(3,139)	3,092	(773)	3,865	3	3,862	EEMA	7,085	(3,490)	3,595	(14.0)%	7.5%	7.4%

5,804	(2,641)	3,163	(188)	3,351	-	3,351	Asia	6,146	(3,039)	3,107	1.8%	7.9%	7.9%

3,259	(2,050)	1,209	(198)	1,407	282	1,125	Latin America & Canada	2,850	(1,812)	1,038	16.5%	35.5%	8.4%

$28,499	$(16,768)	$11,731	$(1,863)	$13,594	$323	$13,271	PMI Total	$31,057	$(18,427)	$12,630	(7.1)%	7.6%	5.1%

2009								2008 (1)			% Change on Reported Operating Companies Income

Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$2,130			$(425)	$2,555	$27	$2,528	European Union			$2,454	(13.2)%	4.1%	3.0%

1,221			(468)	1,689	2	1,687	EEMA			1,493	(18.2)%	13.1%	13.0%

1,280			23	1,257	-	1,257	Asia			1,073	19.3%	17.1%	17.1%

226			(82)	308	125	183	Latin America & Canada			172	31.4%	79.1%	6.4%

$4,857			$(952)	$5,809	$154	$5,655	PMI Total			$5,192	(6.5)%	11.9%	8.9%

(1)   As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

Schedule 15

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin Excluding Currency

For the Six Months Ended June 30,

(in millions)

(Unaudited)

2009									2008 (1)				% Change on Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment /Exit Costs and Other		Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment /Exit Costs and Other		Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$ 2,130	$(2)		$2,132	$(425)	$2,557	$27	$2,530	European Union	$2,454	$(56)		$2,510	(15.1)%	1.9%	0.8%
1,221	-		1,221	(468)	1,689	2	1,687	EEMA	1,493	(1)		1,494	(18.3)%	13.1%	12.9%
1,280	-		1,280	23	1,257	-	1,257	Asia	1,073	(14)		1,087	17.8%	15.6%	15.6%
226	(135)	(2)	361	(82)	443	125	318	Latin America & Canada	172	(124)	(3)	296	22.0%	49.7%	7.4%

$ 4,857	$(137)		$4,994	$(952)	$5,946	$154	$5,792	PMI Total	$5,192	$(195)		$5,387	(7.3)%	10.4%	7.5%

					2009				2008				% Points Change
					Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(4)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(4)		Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency

					$2,557	$4,971	51.4%	European Union	$2,510	$4,890		51.3%		0.1	pp
					1,689	3,865	43.7%	EEMA	1,494	3,595		41.6%		2.1	pp
					1,257	3,351	37.5%	Asia	1,087	3,107		35.0%		2.5	pp
					443	1,407	31.5%	Latin America & Canada	296	1,038		28.5%		3.0	pp

					$5,946	$13,594	43.7%	PMI Total	$5,387	$12,630		42.7%		1.0	pp

(1) As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2) Represents 2009 Colombian investment and cooperation agreement charge.

(3) Represents 2008 equity loss from RBH legal settlement.

(4) For the calculation of net revenues excluding excise taxes and currency, refer to Schedule 14.

Schedule 16

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, Excluding Currency

For the Six Months Ended June 30,

(Unaudited)

	2009	2008	% Change

Reported Diluted EPS	$ 1.52	$ 1.59	(4.4)%

Adjustments:
Colombian investment and cooperation agreement charge	0.04	-
Asset impairment and exit costs	-	0.02
Equity loss from RBH legal settlement	-	0.06

Adjusted Diluted EPS	$ 1.56	$ 1.67	(6.6)%

Add:
Currency Impact	0.35

Adjusted Diluted EPS, Excluding Currency	$ 1.91	$ 1.67	14.4%

Schedule 17

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, Excluding Currency

For the Six Months Ended June 30,

(Unaudited)

	2009	2008	% Change

Reported Diluted EPS	$ 1.52	$ 1.59	(4.4)%

Add:
Currency Impact	0.35

Reported Diluted EPS, Excluding Currency	$ 1.87	$ 1.59	17.6%

Schedule 18

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Calculation of Total Debt to EBITDA and Net Debt to EBITDA Ratios

(in millions, except ratios)

(Unaudited)

		June 30, 2009		For the Year Ended December 31, 2008

	July~December 2008	January~June 2009	12 months rolling

Earnings before income taxes	$4,941	$4,398	$9,339	$9,937
Interest expense, net	175	351	526	311
Depreciation and amortization	438	395	833	842

EBITDA	$5,554	$5,144	$10,698	$11,090

			June 30, 2009	December 31, 2008

Short-term borrowings			$399	$375
Current portion of long-term debt			195	209
Long-term debt			13,480	11,377

Total debt			$14,074	$11,961
Less: Cash and cash equivalents			2,602	1,531

Net Debt			$11,472	$10,430

Ratios
Total Debt to EBITDA			1.32	1.08

Net Debt to EBITDA			1.07	0.94